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                                                                 EXHIBIT 10.11

           NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT


EMPLOYEE:____________________________________     DATE:______________________


         THIS AGREEMENT ("Agreement") is made and entered into on the date set forth below, by and between comstar.net, inc. ("Company") and the undersigned employee ("Employee").

         In the course of Employee's employment by Company, Employee may have access to Company's most sensitive and most valuable trade secrets and confidential information, the use, application or disclosure of which may cause substantial and possible irreparable damage to the business and asset value of Company. Accordingly, Employee accepts and agrees to be bound by the following provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, of the employment or continued employment of Employee by Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. For purposes of this Agreement, the following definitions shall apply:

              (a) "TRADE SECRETS" shall mean any information of Company, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information described in this paragraph (a) which Company obtains from another party which Company treats as proprietary or designates as trade secrets, whether or not owned or developed by Company.

              (b) "CONFIDENTIAL INFORMATION" shall mean any data or information, other than Trade Secrets, that is of value to Company and is not generally known to competitors of Company. To the extent consistent with the foregoing, Confidential Information includes, but is not limited to, lists of any information about Company's executives and employees, marketing techniques, price lists, pricing policies, Company's business methods, and contracts and contractual relations with Company's customers and suppliers. Confidential Information also includes any information described in this paragraph (b) which Company obtains from another party which Company treats as proprietary or designates as confidential information, whether or not owned or developed by Company.
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              (c)    "EMPLOYEE WORKS" shall mean any and all works of
authorship, code, inventions, discoveries, and work product, whether or not patentable or eligible for copyright, and in whatever form, which are, have been or will be created, made, or developed by Employee in the course of employment with Company, during Employee's regular business hours with Company, on the Company's premises, or using the Company's resources or equipment.

              (d) The terms "TRADE SECRETS" and "CONFIDENTIAL INFORMATION" shall not include any materials or information of the types specified above to the extent that such materials or information (i) are or become publicly known or generally utilized by others engaged in the same business or activities in which Company utilized, developed, or otherwise acquired such information; or
(ii) are known to Employee prior to employment, having been lawfully received from parties other than Company; or (iii) are furnished to others by Company with no restriction on disclosure. Failure to mark any of the Trade Secrets or Confidential Information as confidential shall not affect their status as Trade Secrets or Confidential Information under this Agreement.

         2. Employee recognizes and acknowledges that Company is engaged in activities which involve, and continue to involve, the use of skilled experts and the expenditure of substantial amounts of time and money. As a result of such investments of skill, time, and money, Company has developed certain Trade Secrets and Confidential Information which give Company significant advantages over its competitors. Due to the nature of Employee's employment by Company, Employee may have frequent direct and indirect contact with various customers of Company and may be presented with, have access to, and/or participate in the development of proprietary software, Trade Secrets, and Confidential Information. These constitute valuable, special and unique assets of Company, and any use or disclosure thereof contrary to the terms of this Agreement may cause substantial loss of competitive advantage and other serious injury to Company.

         3. For the reasons recited above, Employee covenants and agrees to all of the following:

              (a) During the term of employment by Company and after the termination thereof, whether such termination is at the instance of Employee or Company, Employee will not, except as expressly authorized or directed by Company, use, copy, duplicate, transfer, transmit, disclose, or permit any unauthorized person access to, any Trade Secrets belonging to Company, any of Company's customers, any of Customer's business partners or subcontractors, or any related third party so long as they remain Trade Secrets. Employee will abide by Company's policies and regulations, as established from time to time, for the protection of its Confidential Information.

              (b) During the term of employment by Company and for a period of two (2) years after termination, whether such termination is at the instance of Employee or Company, Employee will not, except as expressly authorized or directed by Company, use, copy, duplicate, transfer, transmit, disclose, or permit any unauthorized person access to, any Confidential


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Information belonging to Company, any of Company's customers, any of Customer's business partners or subcontractors, or any related third party.

              (c) Upon request of Company and in any event upon the termination of employment with Company, Employee will deliver to Company all memoranda, notes, records, tapes, documentation, disks, manuals, files or other documents, and all copies thereof in any form, concerning or containing Trade Secrets, Confidential Information, or Employee Works that are in Employee's possession, whether made or compiled by Employee, furnished to Employee or otherwise obtained by Employee.

              (d) All Employee Works shall be the property of Company. Employee will promptly disclose to Company any such Employee Works and shall execute and deliver such confirmatory assignments, instruments, or documents as Company deems necessary or desirable without requiring Company to provide any further consideration therefor. Employee agrees to and hereby does assign to Company all right, title, and interest in and to any and all Employee Works, including all worldwide copyrights, patent rights, and all trade secret and all confidential information embodied therein. Employee waives any and all moral rights Employee may have in any Employee Works, including but not limited to the right to acknowledgement as author.

              (e) During the term of employment by Company and for a period of one (1) year after termination, whether such termination is at the instance of Employee or Company, Employee shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit Customers, to induce or encourage them to acquire or obtain from anyone other than Company, service competitive with or substitute for any Company Service. For purposes of this Section, a "Customer" refers to any person or group of persons with whom Employee has or had direct material contact with regard to selling, delivery or support of Company Services, including servicing such person's or group's account, during the period of two (2) years preceding the date hereof; and "Company Services" refers to the services that Company offered or sold within six (6) months prior to the date hereof.

              (f) During the term of employment by Company and for a period of one (1) year after termination, whether such termination is at the instance of Employee or Company, Employee shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during such period an employee of Company for the purpose of providing services that are the same or similar to the Company Services.

         4. Employee is not subject to any employment, non-disclosure, confidentiality, non-compete, or other agreement with any third party which would prevent or prohibit Employee from fulfilling his duties for Company. If Employee is the subject of any such agreement, and has any doubt as to its applicability to Employee's position with Company, Employee will provide a copy of such agreement to Company so that Company can make a determination as to its effect on Employee's ability to work for Company.


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         5.   Employee agrees not to use or include in Employee Works any copyrighted, restricted or protected code, specifications, concepts, trade secrets, or confidential information of any third party or any other information which Employee would be prohibited from using by any confidentiality, non-disclosure or other agreement with any third party.

         6. The restrictions contained in this Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of Company. It is recognized that damages in the event of breach of the provisions of this Agreement by Employee would be difficult, if not impossible, to ascertain, and it is therefore agreed that Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which Company may have.

         7. If any provision or any part of any provision of this Agreement shall not be valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement. Any such invalid provision shall be subject to partial enforcement to the extent necessary to protect the interests of the Company.

         8. This Agreement shall be binding upon the parties to this Agreement and their respective heirs, administrators, executors, successors and assigns.

         9. This Agreement and the rights and liabilities of the parties to the Agreement will be determined in accordance with the laws of the State of Georgia, excluding choice of law principles. Company and Employee irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the district courts of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

         10. The intent of this Agreement is to provide Company with all remedies afforded to it under applicable law, including but not limited to those remedies under the Georgia Trade Secrets Act, O.C.G.A.
10-1-760 et seq., as amended.

         11. This Agreement shall be deemed effective at the earlier to occur of the commencement of the employment relationship between Company and Employee or Employee's initial possession, knowledge or acquisition of Company's Trade Secrets or Confidential Information. The protection afforded hereunder is in addition to and does not replace any prior confidentiality or non-disclosure obligation of Employee to Company.

         12. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Company and Employee.


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         13.  This Agreement may be executed in one or more counterparts, each of which will constitute an original but all of which together constitute a single document.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

COMPANY:
comstar.net, inc.                             EMPLOYEE:

By:                                           Signature:
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Name (Print):                                 Name (Print):
             ------------------------------                -------------------
Title:
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